As filed with Securities and Exchange Commission on May 12, 2022
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SPIRIT AEROSYSTEMS, INC.
(Exact name of registrant as specified in its charter)
Delaware	20-2130528
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
3801 South Oliver
Wichita, Kansas 67210
(316) 526-9000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
SPIRIT AEROSYSTEMS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
Delaware	20-2436320
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
3801 South Oliver
Wichita, Kansas 67210
(316) 526-9000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mindy McPheeters
Senior Vice President, General Counsel & Corporate Secretary
Spirit AeroSystems Holdings, Inc.
3801 South Oliver
Wichita, Kansas 67210
(316) 526-9000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Robert W. Downes
Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
(212) 558-4000

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐	Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Prospectus
Spirit AeroSystems, Inc.
Spirit AeroSystems Holdings, Inc.
Debt Securities
Guarantees of Debt Securities
We may use this prospectus from time to time to offer and sell debt securities. This prospectus also covers guarantees, if any, of our payment obligations, which we may give on terms to be determined at the time of the offering. We refer to our debt securities and guarantees collectively as the “debt securities.” We will provide specific terms of these debt securities, and the manner in which these debt securities will be offered, in supplements to this prospectus.
You should carefully read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference, before you invest. The supplements may add, update or change information contained in this prospectus. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.
Our common stock is listed for trading on the New York Stock Exchange under the symbol “SPR.”
Investing in our securities involves risks. You should carefully read the section entitled “Risk Factors” beginning on page 2 of this prospectus, the section entitled “Risk Factors” in the applicable prospectus supplement and the risk factors contained in our periodic reports and other information filed with the Securities and Exchange Commission before investing in the debt securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is May 12, 2022

As permitted under the rules of the Securities and Exchange Commission (the “SEC”), this prospectus incorporates important information about Spirit AeroSystems Holdings, Inc. that is contained in documents we file with the Securities and Exchange Commission but that are not included in or delivered with this prospectus. You may obtain copies of these documents, without charge, from the website maintained by the Securities and Exchange Commission at http://www.sec.gov, as well as other sources. See “Where You Can Find More Information.”
ABOUT THIS PROSPECTUS
In this prospectus, unless the context indicates otherwise, the terms the “Company,” “we,” “us” and “our” refer to Spirit AeroSystems Holdings, Inc. and all entities owned or controlled by Spirit AeroSystems Holdings, Inc., including Spirit AeroSystems, Inc. The term “Spirit” refers solely to Spirit AeroSystems, Inc. and the terms “Spirit Holdings” or “Holdings” refer only to Spirit AeroSystems Holdings, Inc.
This prospectus is part of an automatic “shelf” registration statement on Form S-3 that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, we may, from time to time, sell an indeterminate amount of the debt securities described in this prospectus in one or more offerings.
This prospectus provides you with a general description of the debt securities we may offer. Each time we offer debt securities under this shelf registration, we will provide you with a prospectus supplement that will contain specific information about the terms of the offering. When we refer to a “prospectus supplement,” we are also referring to any free writing prospectus or other offering material authorized by us. The prospectus supplement may also supplement, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more details of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any accompanying prospectus supplement together with additional information described under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information” before investing. The shelf registration statement, including the exhibits thereto, can be obtained from the SEC’s website at http://www.sec.gov as described under “Where You Can Find More Information.”
We have not authorized anyone to provide you with information different from that contained in, or incorporated by reference into, this prospectus or any accompanying prospectus supplement or any free writing prospectus. This prospectus, any accompanying prospectus supplement and any free writing prospectus may be used only for the purposes for which they have been published, and no person has been authorized to give any information not contained in, or incorporated by reference into, this prospectus and the accompanying prospectus supplement or any free writing prospectus. If anyone provides you with different or additional information, you should not rely on it. These securities are not being offered in any state where the offer is not permitted. The information in this prospectus is accurate as of the date on the front cover. The information we

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have filed and will file with the SEC that is incorporated by reference into this prospectus is accurate as of the filing date of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates and may change again.
We may offer debt securities for sale directly to purchasers or through underwriters, broker-dealers or agents. The names of any underwriters, broker-dealers or agents employed in the sale of debt securities covered by this prospectus, the principal amount of such debt securities to be purchased by such underwriters, broker-dealers or agents, and the compensation, if any, of such underwriters, broker-dealers or agents will be set forth in an accompanying prospectus supplement.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains “forward-looking statements” that involve many risks and uncertainties. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “aim,” “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “might,” “objective,” “plan,” “predict,” “project,” “should,” “target,” “will,” “would,” and other similar words, or phrases, or the negative thereof, unless the context requires otherwise. These statements are based on circumstances as of the date on which the statements are made and they reflect management’s current views with respect to future events and are subject to risks and uncertainties, both known and unknown, including, but not limited to, those described in the “Risk Factors” section of our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Our actual results may vary materially from those anticipated in forward-looking statements. We caution investors not to place undue reliance on any forward-looking statements.
Important factors that could cause actual results to differ materially from those reflected in such forward-looking statements and that should be considered in evaluating our outlook include, but are not limited to, the following:
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the impact of the COVID-19 pandemic, including on the demand for our and our customers’ products and services, on trade and transport restrictions, on the global aerospace supply chain, on our ability to retain the skilled work force necessary for production and development, and generally on our ability to effectively manage the impacts of the COVID-19 pandemic on our business operations;

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demand for our products and services and the general effect of economic or geopolitical conditions (including Russia’s invasion of Ukraine and the resultant sanctions being imposed in response to the conflict), or other events, such as pandemics, in the industries and markets in which we operate in the U.S. and globally;

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the timing and conditions surrounding the full worldwide return to service (including receiving the remaining regulatory approvals) of the B737 MAX, future demand for the aircraft, and any residual impacts of the B737 MAX grounding on production rates for the aircraft;

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our reliance on The Boeing Company (“Boeing”) and Airbus Group SE and its affiliaties (collectively, “Airbus”) for a significant portion of our revenues;

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the business condition and liquidity of our customers and their ability to satisfy their contractual obligations to the Company;

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the certainty of our backlog, including the ability of customers to cancel or delay orders prior to shipment on short notice;

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our ability to accurately estimate and manage performance, cost, margins, and revenue under our contracts, and the potential for additional forward losses on new and maturing programs;

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our accounting estimates for revenue and costs for our contracts and potential changes to those estimates;

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our ability to continue to grow and diversify our business, execute our growth strategy, and secure replacement programs, including our ability to enter into profitable supply arrangements with additional customers;

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the outcome of product warranty or defective product claims and the impact settlement of such claims may have on our accounting assumptions;

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our dependence on our suppliers, as well as the cost and availability of raw materials and purchased components, including increases in energy, freight, and other raw material costs as a result of the sanctions being imposed in response to Russia’s invasion of Ukraine;

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our ability and our suppliers’ ability to meet stringent delivery (including quality and timeliness) standards and accommodate changes in the build rates of aircraft, including the ability to staff appropriately for anticipated production volume increases;

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our ability to maintain continuing, uninterrupted production at our manufacturing facilities and our suppliers’ facilities;

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competitive conditions in the markets in which we operate, including in-sourcing by commercial aerospace original equipment manufacturers;

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our ability to successfully negotiate, or re-negotiate, future pricing under our supply agreements with Boeing, Airbus and other customers;

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our ability to effectively integrate the acquisition of select assets of Bombardier along with other acquisitions that we pursue, and generate synergies and other cost savings therefrom, while avoiding unexpected costs, charges, expenses, and adverse changes to business relationships and business disruptions;

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the possibility that our cash flows may not be adequate for our additional capital needs;

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any reduction in our credit ratings;

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our ability to access the capital markets to fund our liquidity needs, and the costs and terms of any additional financing;

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our ability to avoid or recover from cyber or other security attacks and other operations disruptions;

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legislative or regulatory actions, both domestic and foreign, impacting our operations, including the effect of changes in tax laws and rates and our ability to accurately calculate and estimate the effect of such changes;

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our ability to recruit and retain a critical mass of highly skilled employees;

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our relationships with the unions representing many of our employees, including our ability to successfully negotiate new agreements, and avoid labor disputes and work stoppages with respect to our union employees;

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spending by the U.S. and other governments on defense;

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pension plan assumptions and future contributions;

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the effectiveness of our internal control over financial reporting;

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the outcome or impact of ongoing or future litigation, arbitration, claims, and regulatory actions or investigations, including our exposure to potential product liability and warranty claims;

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adequacy of our insurance coverage;

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our ability to continue selling certain receivables through our supplier financing programs; and

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the risks of doing business internationally, including fluctuations in foreign currency exchange rates, impositions of tariffs or embargoes, trade restrictions, compliance with foreign laws, and domestic and foreign government policies.

These factors are not exhaustive and it is not possible for us to predict all factors that could cause actual results to differ materially from those reflected in our forward-looking statements. These factors speak only as of the date hereof, and new factors may emerge or changes to the foregoing factors may occur that could impact our business. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances.

Except to the extent required by law, we undertake no obligation to, and expressly disclaim any obligation to, publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should review carefully the section captioned “Risk Factors” in this prospectus, the section captioned “Risk Factors” in our most recent Annual Report on Form 10-K, and any updates to those Risk Factors in our most recent Quarterly Report on Form 10-Q and in the sections captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q for a more complete discussion of these and other factors that may affect our business. In light of such risks and uncertainties, we caution you not to rely on these forward-looking statements in deciding whether to invest in our debt securities.

PROSPECTUS SUMMARY
This summary highlights some of the information incorporated by reference into this prospectus. Because this is only a summary, it does not contain all of the information that may be important to you. You should carefully read this prospectus and the applicable prospectus supplement, if any, including the documents incorporated by reference, which are described under “Incorporation by Reference of Certain Documents” and “Where You Can Find More Information.” You should also carefully consider, among other things, the matters discussed in the section entitled “Risk Factors.”
Our Company
We are one of the largest independent non-Original Equipment Manufacturer commercial aerostructures designers and manufacturers in the world. We design, engineer, and manufacture large, complex, and highly engineered commercial aerostructures such as fuselages, nacelles (including thrust reversers), struts/pylons, wing structures, and flight control surfaces. In addition to supplying commercial aircraft structures, we also design, engineer, and manufacture structural components for military aircraft and other applications. We are a critical partner to our commercial and defense customers due to the broad range of products we currently supply to them and our leading design and manufacturing capabilities using both metallic and composite materials. We operate in three principal segments: Commercial, Defense & Space, and Aftermarket.
Our principal offices are located at 3801 South Oliver, Wichita, Kansas 67210 and our telephone number at that address is (316) 526-9000. Our website address is www.spiritaero.com. Information contained on this website is not part of this prospectus and is not incorporated in this prospectus by reference.

RISK FACTORS
An investment in our securities involves risk. Before making an investment decision, you should consider carefully the risks and uncertainties described under “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in the applicable prospectus supplement, if any, and in our most recent Annual Report on Form 10-K, any updates to those Risk Factors in our most recent Quarterly Report on Form 10-Q and Current Reports on Form 8-K, including any amendments to such reports, incorporated in the registration statement of which this prospectus is a part, together with all other information contained and incorporated by reference in this prospectus and the applicable prospectus supplements. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition or results of operations could be materially adversely affected by any of these risks and you could lose all or part of your investment. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Statement Regarding Forward-Looking Statements.”

USE OF PROCEEDS
We intend to use the net proceeds from the sales of debt securities in the manner and for the purposes set forth in the applicable prospectus supplement. Pending any specific application, we may initially use those proceeds for general corporate purposes.

DESCRIPTION OF DEBT SECURITIES
The following is a general description of the debt securities which may be issued from time to time by us under this prospectus. The particular terms relating to each debt security will be set forth in a prospectus supplement.
The Indenture
The debt securities covered by this prospectus may be issued in one or more series under an indenture (an “indenture”), between us and The Bank of New York Mellon Trust Company, N.A., as trustee. The form of the indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. The indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended. The statements herein relating to the debt securities and the indenture are summaries and are subject to the detailed provisions of the indenture. The description below is a summary and does not contain all the information you may find useful. We urge you to read the indenture because it, and not this summary, defines many of your rights as a holder of our debt securities.
There is no requirement under the indenture that future issues of our debt securities be issued under such indenture, and we will be free to use other indentures or documentation, containing provisions different from those included in the indenture or applicable to one or more series of debt securities, in connection with future issues of such other debt securities.
To the extent the debt securities are guaranteed, the guarantees will be set forth in the indenture and supplements thereto.
General
The debt securities will be our general obligations. The aggregate principal amount of debt securities that we may issue under the indenture is unlimited. We may issue senior or subordinated debt securities under the indenture up to the aggregate principal amount authorized by our board of directors from time to time.
The indenture provides that the debt securities will be issued in one or more series. The debt securities may be issued at various times and may have differing maturity dates and may bear interest at differing rates. Without the consent of the holders of the debt securities, we may reopen a previous issue of debt securities under the indenture, unless the reopening is restricted when the series of debt securities is created.
Each prospectus supplement relating to a particular offering of debt securities will describe the specific terms of debt securities. Those specific terms will include the following:
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the title of the debt securities;

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the price or prices (expressed as a percentage of the principal amount) at which we will issue the debt securities;

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whether the debt securities will be senior debt securities or subordinated debt securities, and if they are subordinated debt securities, the terms of the subordination;

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any limit on the aggregate principal amount of the debt securities;

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the date or dates on which we will pay the principal on the debt securities and the right, if any, to extend such date or dates;

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the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

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the right, if any, to extend the interest periods and the duration of that extension;

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the place or places where principal of, and premium, if any, and interest on, the debt securities will be payable;

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the terms and conditions upon which we may redeem the debt securities;

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any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

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the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

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the denominations in which the debt securities will be issued, if other than minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof;

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whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

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the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

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whether the debt securities will be “original issue discount” securities for federal income tax purposes;

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the designation of the currency or currencies in which payment of principal of, and premium and interest on, the debt securities will be made if other than U.S. dollars;

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any provisions relating to any security provided for the debt securities;

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any addition to or change in the events of default described in the indenture with respect to the debt securities and any change in the acceleration provisions described in the indenture with respect to the debt securities;

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any addition to or change in the covenants described in the indenture with respect to the debt securities;

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any other terms of the debt securities, which may modify or delete any provision of the indenture as it applies to that series; and

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any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

Except where specifically described in the applicable prospectus supplement, the indenture does not contain any covenants designed to protect holders of the debt securities against a reduction in our creditworthiness in the event of a highly leveraged transaction or to prohibit other transactions which may adversely affect holders of the debt securities.
Exchange and Transfer
Debt securities may be transferred or exchanged at the office of the registrar or co-registrar designated by us.
We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.
In the event of any redemption of debt securities of any series, we will not be required to:
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issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of 15 business days before the day of sending of a notice of redemption and ending at the close of business on the day such notice is sent; or

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register the transfer of, or exchange any, debt security of that series selected, called or being called for redemption, in whole or in part, except the unredeemed portion of any series being redeemed in part.

We may initially appoint the trustee as the registrar. Any transfer agent, in addition to the registrar initially designated by us, will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Global Securities
The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:
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be registered in the name of a depositary that we will identify in a prospectus supplement;

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be deposited with the trustee as custodian for the depositary or its nominee; and

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bear any required legends.

No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:
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the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary, and in either case we fail to appoint a successor depositary registered as a clearing agency under the Exchange Act within 90 days of such event;

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we execute and deliver to the trustee an officer’s certificate to the effect that such global securities shall be so exchangeable; or

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an event of default with respect to the debt securities represented by such global securities shall have occurred and be continuing.

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indenture. Except in the above limited circumstances, owners of beneficial interests in a global security:
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will not be entitled to have the debt securities registered in their names;

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will not be entitled to physical delivery of certificated debt securities; and

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will not be considered to be holders of those debt securities under the indenture.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.
Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Each person owning a beneficial interest in a global security must rely on the procedures of the depositary (and, if such person is not a participant, on procedures of the participant through which such person owns its interest) to exercise any rights of a holder under the indenture.
Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or by any participant, with respect to interests of persons held by participants on their behalf. Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary policies and procedures may change from time to time. Neither we nor the trustee will have any responsibility or liability for the depositary’s acts or omissions or any participant’s records with respect to beneficial interests in a global security.
Payment and Paying Agent
The provisions of this subsection will apply to the debt securities unless otherwise indicated in the prospectus supplement. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder.

We may also name any other paying agents in the prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.
Subject to any applicable abandoned property law, all moneys paid by us to a paying agent for payment on any debt security that remain unclaimed at the end of two years after such payment was due will be repaid to us. Thereafter, the holder may look only to us for such payment.
Governing Law
The laws of the State of New York will govern each indenture and will govern the debt securities without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.
Regarding the Trustee
The Bank of New York Mellon Trust Company, N.A. will act as trustee under the indenture. From time to time, we may also enter into other banking or other relationships with The Bank of New York Mellon Trust Company, N.A. or its affiliates.

PLAN OF DISTRIBUTION
We may sell the offered securities to one or more underwriters for public offering and sale by them or may sell the offered securities to investors directly or through agents, which agents may be affiliated with us. Any underwriter or agent involved in the offer and sale of the offered securities will be named in the applicable prospectus supplement.
VALIDITY OF SECURITIES
The validity of the securities offered hereby will be passed upon for us by Sullivan & Cromwell LLP, New York, New York. If legal matters in connection with offerings made by this prospectus and any prospectus supplement are passed on by counsel for any underwriters or agents, that counsel will be named in the applicable prospectus supplement.

EXPERTS
The consolidated financial statements of Spirit AeroSystems Holdings, Inc. included in Spirit AeroSystems Holdings Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2021 and the effectiveness of Spirit AeroSystems Holdings, Inc.’s internal control over financial reporting as of December 31, 2021 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
This prospectus incorporates important business and financial information about the Company that is not included in or delivered with this prospectus. We incorporate by reference the documents listed below and any additional documents filed by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, to the extent such documents are deemed “filed” for purposes of the Exchange Act after the date of this prospectus until all of our debt securities offered under this prospectus are sold:
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our Annual Report on Form 10-K for the year ended December 31, 2021;

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our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022; and

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our Current Reports on Form 8-K, filed on February 14, 2022 (Item 5.02 only) and May 2, 2022 (Item 5.07 only).

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You can obtain any of the documents incorporated by reference through us, the SEC or the SEC’s website, http://www.sec.gov. Documents we have incorporated by reference are available from us without charge, excluding exhibits to those documents unless we have specifically incorporated by reference such exhibits in this prospectus. Any person, including any beneficial owner, to whom this prospectus is delivered, may obtain the documents we have incorporated by reference in, but not delivered with, this prospectus by requesting them by telephone or in writing at the following address:
Spirit AeroSystems Holdings, Inc.
3801 South Oliver
Wichita, Kansas 67210
Attention: Corporate Secretary
(316) 526-9000
This prospectus summarizes documents and other information in a manner we believe to be accurate, but we refer you to the actual documents for a more complete understanding of the information we discuss in this prospectus. In making an investment decision, you must rely on your own examination of such documents, our business and the terms of the offering, including the merits and risks involved. When we refer to this prospectus, we mean not only this prospectus but also any documents which are incorporated or deemed to be incorporated in this prospectus by reference. You should rely only on the information incorporated by reference or provided in this prospectus or any supplement to this prospectus. We have not authorized anyone else to provide you with different information. This prospectus is used to offer and sell the debt securities referred to in this prospectus, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of the date of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered hereby. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and our securities offered by this prospectus, please see the registration statement and the exhibits filed with the registration statement. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document that is filed as an exhibit to the registration statement.
We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. Our reports, proxy and other information regarding us are available at http://www.sec.gov. Our SEC filings are also available free of charge at our website (www.spiritaero.com). The information on or accessible through our website is not incorporated by reference into this prospectus.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
The following table sets forth the costs and expenses payable by the registrant in connection with the sale of the debt securities being registered.
SEC registration fee	$(1)
Printing expenses	(2)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Trustee fees and expenses	(2)
Miscellaneous	(2)
Total	(2)

(1)
Registration fee for debt securities to be registered for sale is deferred in reliance on Rules 456(b) and 457(r).

(2)
These fees and expenses cannot be estimated at this time as they are calculated based on the debt securities offered and the number of issuances. An estimate of the aggregate expenses in connection with the sale and distribution of the debt securities being offered will be included in the applicable prospectus supplement.

ITEM 15.   INDEMNIFICATION OF DIRECTORS AND OFFICERS
The registrants are incorporated under the laws, as amended, of the State of Delaware. Under Section 145 of the Delaware General Corporation Law (the “DGCL”), a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation’s request, in such capacities with another enterprise, against expenses, including attorneys’ fees, as well as judgments, fines and settlements in nonderivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The DGCL provides, however, that such person must have acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, the DGCL does not permit indemnification in an action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for costs the court deems proper in light of liability adjudication. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.
Both the registrants’ certificates of incorporation and their by-laws provide for the elimination of personal liability of its directors and the indemnification of their directors and officers, each to the fullest extent permitted by the DGCL. The registrants have entered into indemnification agreements with certain of their directors and officers that may require the registrants, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors, officers or employees of the registrants and to advance the expenses incurred by such parties as a result of any threatened claims or proceedings brought against them as to which they could be indemnified. The registrants’ directors and officers are also covered by insurance policies maintained against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act or the Exchange Act.

ITEM 16.   EXHIBITS
EXHIBIT INDEX
Exhibit Number	Exhibit	Incorporated by Reference to the Following Documents
1.1	Form of Underwriting Agreement	*
4.1	Form of Indenture	Exhibit 4.1 to the registrants’ Registration Statement on Form S-3 (File No. 333-231269)
4.2	Form of Guarantee	*
5.1	Opinion of Sullivan & Cromwell LLP	**
22.1	Guarantors and Issuers of Guaranteed Securities	Exhibit 22.1 to the Company’s Quarterly Report on Form 10-Q (File No. 001-33160) for the quarterly period ended April 1, 2021
23.1	Consent of Sullivan & Cromwell LLP	(included in such firm’s opinion filed as Exhibit 5.1)**
23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm	**
24.1	Power of Attorney	(included on the signature page of this Registration Statement)
25.1	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Trustee for the form of Indenture, on Form T-1	**
107	Filing Fee Table	**

*
To be filed by amendment to the Registration Statement or incorporated by reference from documents filed or to be filed with the SEC under the Exchange Act.

**
Filed herewith.

ITEM 17.   UNDERTAKINGS
(a)
      The undersigned registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:
(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however that paragraphs (1)(i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)      That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)   Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)   That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)   That insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wichita, State of Kansas, on the 12th day of May, 2022.
SPIRIT AEROSYSTEMS, INC.
By:	/s/ Mark J. Suchinski Name: Mark J. Suchinski Senior Vice President and Chief Financial Officer
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints Mark J. Suchinski and Mindy McPheeters or either one of them, his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Thomas C. Gentile III Thomas C. Gentile III	Director, President and Chief Executive Officer (Principal Executive Officer)	May 12, 2022
/s/ Mark J. Suchinski Mark J. Suchinski	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	May 12, 2022
/s/ Damon Ward Damon Ward	Vice President and Corporate Controller (Principal Accounting Officer)	May 12, 2022
/s/ Robert Johnson Robert Johnson	Director, Chairman of the Board	May 12, 2022
/s/ Stephen Cambone Stephen Cambone	Director	May 12, 2022
/s/ Irene M. Esteves Irene M. Esteves	Director	May 12, 2022
/s/ William Fitzgerald William Fitzgerald	Director	May 12, 2022
/s/ Paul Fulchino Paul Fulchino	Director	May 12, 2022

Signature	Title	Date
/s/ Ronald Kadish Ronald Kadish	Director	May 12, 2022
/s/ John L. Plueger John L. Plueger	Director	May 12, 2022
/s/ James Ray Jr. James Ray Jr.	Director	May 12, 2022
/s/ Patrick Shanahan Patrick Shanahan	Director	May 12, 2022
/s/ Laura Wright Laura Wright	Director	May 12, 2022

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wichita, State of Kansas, on the 12th day of May, 2022.
SPIRIT AEROSYSTEMS HOLDINGS, INC.
By:	/s/ Mark J. Suchinski Name: Mark J. Suchinski Senior Vice President and Chief Financial Officer
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints Mark J. Suchinski and Mindy McPheeters or either one of them, his or her true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Thomas C. Gentile III Thomas C. Gentile III	Director, President and Chief Executive Officer (Principal Executive Officer)	May 12, 2022
/s/ Mark J. Suchinski Mark J. Suchinski	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	May 12, 2022
/s/ Damon Ward Damon Ward	Vice President and Corporate Controller (Principal Accounting Officer)	May 12, 2022
/s/ Robert Johnson Robert Johnson	Director, Chairman of the Board	May 12, 2022
/s/ Stephen Cambone Stephen Cambone	Director	May 12, 2022
/s/ Irene M. Esteves Irene M. Esteves	Director	May 12, 2022
/s/ William Fitzgerald William Fitzgerald	Director	May 12, 2022
/s/ Paul Fulchino Paul Fulchino	Director	May 12, 2022

Signature	Title	Date
/s/ Ronald Kadish Ronald Kadish	Director	May 12, 2022
/s/ John L. Plueger John L. Plueger	Director	May 12, 2022
/s/ James Ray Jr. James Ray Jr.	Director	May 12, 2022
/s/ Patrick Shanahan Patrick Shanahan	Director	May 12, 2022
/s/ Laura Wright Laura Wright	Director	May 12, 2022